Exhibit 10.10

TPCO HOLDING CORP.

RSU AWARD AGREEMENT

To:	[●] (the “Participant”)

This Agreement confirms the award by TPCO Holding Corp. (the “Corporation”) of restricted share units (“RSUs”) which represent the right of the Participant to receive, subject to the satisfaction of certain conditions, common shares in the capital of the Corporation (“Shares”) pursuant to the Corporation’s Equity Incentive Plan established by the Corporation or any successor plan thereto, as such may be amended from time to time in accordance with its terms (the “Plan”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan. The Award of RSUs under this Agreement is subject to the terms and conditions of the Plan and to the following specific provisions.

1.    Award

Number of RSUs:	[●]
Effective Date:
Vesting Period:	{{2021 - 2024 or 2021-2025}}

2.    Vesting

2.1    Subject to the Plan and Section 4 of this Grant Agreement, the RSUs shall vest as follows, provided that the Participant is an Eligible Participant on the date of vesting (each, a “Vesting Date”):

{{OPTION 1}}

2.1.1	25% (the “Initial Vested Amount”) will vest one year after the Effective Date (the “Initial Vesting Period”); and

2.1.2	the remaining RSUs will vest in twelve (12) equal quarterly installments beginning on the first day of the first month following the Initial Vesting Period.

{{OPTION 2}}

2.1.1 25% (the “Initial Vested Amount”) will vest 180 days after the Effective Date (the “Initial Vesting Period”); and

2.1.2 the remaining RSUs will vest in thirty (30) equal monthly installments beginning on the first day of the first month following the Initial Vesting Period.

2.2     For greater certainty, the Participant shall not be considered to be an Eligible Participant on a Vesting Date if, prior to such Vesting Date, the Participant received a payment in lieu of notice of termination of employment, whether under a contract of employment, as damages or other-wise.

3.    Settlement of RSUs

3.1    The Participant will be entitled to receive, as soon as reasonably practicable following each Vesting Date, in respect of each vested RSU, either one Share from treasury, the Cash Equivalent of one Share or a combination of cash and Shares, subject to any applicable deductions and withholdings. Notwithstanding the Corporation’s discretion to settle in Shares, Cash Equivalents or a combination of cash and Shares, it is anticipated that the Corporation will settle in Shares as normal course.

3.2    For greater certainty, the Participant shall have no right to receive Shares or a cash payment, as compensation, damages or otherwise, with respect to any RSUs that do not become vested.

4.    Termination of Employment of Participant

{{OPTION 1}}

4.1    For purposes of this section 4, “Cause”, “Good Reason” and “Sale Event” shall have the meanings ascribed thereto in the letter agreement of the Corporation dated [●] setting forth its binding offer of employment with the Participant.

4.2    Subject to the Plan, in the event a Participant’s employment is Terminated for Cause by the Corporation, or an Affiliate, as applicable, no RSUs that have not vested and been settled prior to the date of the Participant’s Termination for Cause, including Dividend Share Units in respect of such RSUs, shall vest and all such RSUs shall be forfeited immediately.

4.3    Subject to the Plan, in the event a Participant’s employment is terminated by the Corporation, or an Affiliate, as applicable, without Cause, the Participant resigns for Good Reason or the Participant dies or experiences a disability (“disability means Participant is “disabled” as such term is defined in Treasury Regulation Section 1.409A-3(i)(4) and any successor provision thereto) (any of the foregoing, a “Non-Cause Termination”), the Initial Vested Amount, if not already vested, plus unvested RSUs equal to 30% of the RSU’s granted hereunder (or such smaller number of unvested RSU’s) shall be deemed to be vested as of the effective date of such Non-Cause Termination.

4.4    Subject to the Plan, in the event of a Sale Event, all unvested RSUs will vest immediately prior to the closing of the Sale Event.

{{OPTION 2}

4.1     Subject to the Plan, in the event a Participant’s employment is terminated by the Corporation, or an Affiliate, as applicable, whether terminated voluntarily or involuntarily, no RSUs that have not vested and been settled prior to the date of the Participant’s termination, including Dividend Share Units in respect of such RSUs, shall vest and all such RSUs shall be forfeited immediately.

5.    Withholding Taxes

5.1    In addition to any rights of the Corporation or a Subsidiary of the Corporation to withhold taxes and other statutory source deductions under Applicable Law, effective as of the date on which an Award is exercised or otherwise settled through payment in cash or the issuance of Shares, the Corporation shall have the right to require the Participant to remit to the Corporation or the Subsidiary of the Corporation, as applicable, an amount sufficient to satisfy any federal, provincial or other law requiring the withholding of tax or other required deductions relating to the payment in cash or the delivery of Shares. Such withholding obligations may also be accomplished, in whole or in part, by the Corporation requiring the Participant to sell such number of Shares as is sufficient to satisfy such withholdings obligations.

6.    Participant Acknowledgement

6.1    The Participant acknowledges that they have received and reviewed a copy of the Plan and that the RSUs have been granted to the Participant under the Plan and are subject to all of the terms and conditions of the Plan to the same effect as if all of such terms and conditions were set forth in this Agreement.

7.    Not A Contract of Employment

7.1    Participant acknowledges and agrees that nothing in this Agreement or the Plan confers on Participant any right to continue an employment, service or consulting relationship with the Corporation or any of its Affiliates, nor shall it affect in any way your right or the Corporation’s or any of its Affiliate’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause.

8.    Governing Law

8.1    This Agreement shall be governed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

9.    US Securities Laws

9.1    NONE OF THE SHARES SUBJECT TO THE RSUs HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR UNDER THE STATE SECURITIES LAWS WITH THE SECURITIES COMMISSION OF ANY STATE. ANY ISSUANCE OF SHARES PURSUANT TO THIS AGREEMENT IS MADE IN RELIANCE UPON RULE 701 OF THE SECURITIES ACT, AN EXEMPTION FROM REGISTRATION PROMULGATED UNDER SECTION 3(b) OF THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAW. THE SHARES MAY NOT BE OFFERED OR RESOLD IN THE UNITED STATES, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW. NEITHER THE SEC NOR THE SECURITIES COMMISSION OF ANY STATE HAS REVIEWED OR PASSED UPON AN

INVESTMENT IN THE SHARES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

10.    Binding Agreement

10.1    This Agreement shall be binding upon the Participant and the legal representatives of their estate and any other person who acquires the Participant’s rights in respect of the RSUs as provided under the Plan. For greater certainty, in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will govern.

[Signature page follows]

TPCO HOLDING CORP.

By:

Name:
Title:

FOR ALL PARTICIPANTS:

I hereby request that certificates for any issued Shares underlying the RSUs be issued in the name of the undersigned and, once issued, be delivered to the following address:

By the signature below, I certify that I am qualified to hold the RSUs.

Dated this              day of              20    .

[PARTICIPANT]